Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 4, 2011, in the Registration Statement (Form F-1 No. 333-xxxx) and related Prospectus of Sequans Communications S.A. dated March 22, 2011.

Ernst & Young Audit

Represented by Frédéric Martineau

Paris – La Défense, France

March 21, 2011